SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                         Form 8-K

      Current Report Pursuant to Section 13 or 15(d) of
                 The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):   January 10, 2000

                                       Photronics, Inc.
                  (Exact name of registrant as specified in its charter)




        Connecticut                 0-15451                      06-0854886
   (State or other                (Commission                  (IRS Employer
  jurisdiction                 File Number)               Identification No.)
   of Incorporation)





               1061 East Indiantown Road, Jupiter, FL                33477
              (Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code:   (561) 745-1222




          ______________________________________________________________
          (Former name or former address, if changed since last report.)

Item 5. Other Events

     On January 10, 2000, Photronics, Inc. ("Photronics") and Align-Rite International, Inc. ("Align-Rite") announced that they entered into an amendment, dated January 10, 2000 (the "Amendment") to the Agreement and Plan of Merger dated September 15, 1999 among Photronics, AL Acquisition Corp., a wholly owned subsidiary of Photronics, and Align-Rite (the "Original Merger Agreement") pursuant to which Photronics would acquire Align-Rite in a merger transaction (the "Merger"). The Amendment resulted from changes in Align-Rite's operating results since the signing of the Original Merger Agreement. As amended by the Amendment, the Original Merger Agreement is referred to below as the "Merger Agreement."

     The Amendment provides, among other things, that: (i) each outstanding share of Align-Rite's common stock will be converted into .85 shares of Photronics common stock (the "Conversion Ratio"), (ii) the date by which either party may terminate the Merger Agreement if the Merger has not occurred is March 31, 2000, and (iii) Align-Rite may terminate the Merger Agreement if the average price per share of Photronics' common stock is less than $18.82 during a certain twenty-day trading period prior to the Align-Rite shareholders meeting called to vote upon the Merger.

     The Merger remains subject to the approval of Align-Rite's shareholders, and to various regulatory and closing conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. However, Photronics' shareholders will not be required to approve the Merger under rules of the NASDAQ Stock Market, as the maximum number of shares of Photronics common stock to be issued in the Merger will not equal or exceed 20% of Photronics' outstanding shares of common stock. In connection with the execution of the Amendment, certain major shareholders of Align-Rite have entered into an agreement with Photronics pursuant to which they reaffirmed, in light of the Amendment, their prior agreement to vote or cause to be voted their shares of Align-Rite common stock in favor of the Merger (the "Reaffirmation Agreement").

     Copies of the Amendment, the Reaffirmation Agreement and Photronics' press release are filed herewith as Exhibits 2.1,
10.1 and 99.1, respectively and are incorporated herein by reference. The foregoing description of the Amendment and the Reaffirmation Agreement is qualified in its entirety by reference to the full text of such exhibits.

Item 7.  Financial Statements and Exhibits

         (a) Financial statements of business acquired
             Not applicable

         (b) Pro forma financial information
             Not applicable

         (c) See Exhibits Index for the list of exhibits filed herewith


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      PHOTRONICS, INC.
                                      /s/ Jeffrey P. Moonan
January 14, 2000                      By:  Jeffrey P. Moonan
                                      Title: Executive VP Finance
                                      & Administration

                                   EXHIBITS INDEX


Exhibit No.               Description

2.1 Amendment No. 1 To Agreement and Plan of Merger dated January 10, 2000 among Photronics, Inc., AL Acquisition Corp. and Align-Rite International, Inc.

10.1                       Reaffirmation of Voting Agreement
                           dated January 10, 2000 among
                           Photronics, Inc. and certain
                           shareholders of Align-Rite
                           International, Inc.

99.1                       Press release dated January 10, 2000.